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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Equity Participation Plan of Golden Telecom, Inc. of our report dated February 8, 2000, with respect to the financial statements and schedules of EDN Sovintel LLC included in the Annual Report on Form 10-K of Golden Telecom, Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young (CIS) Limited


Moscow, Russia
July 17, 2000